UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2018

Sears Oil and Gas Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-151300

20-3455830

(Commission File Number)

(IRS Employer ID No.)

1661 Lakeview Circle, Ogden, UT 84403

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (801) 399-3632

(Former Name or Former Address, if Changed Since Last Report) NA

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 1.01. Entry into a Material Definitive Agreement

On September 24, 2018, the Company entered into a Securities Purchase Agreement, dated as of September 24, 2018 (the "Auctus Securities Purchase Agreement"), under which it agreed to sell a Senior Secured Convertible Promissory note in an aggregate principal amount of $300,000.00 (the "Auctus Note") to Auctus Fund, LLC ("Auctus"). The principal amount of the Note accrues interest at the rate of 10% per annum. The Note calls for default interest at the rate of 24% per annum.  The net proceeds of the sale of the Auctus Note, after deducting the expenses payable by the Company, are approximately $276,000 of which $50,000 will be used by the Company in connection with the purchase of certain assets from Human Brands, Inc.   A copy of the Note is attached hereto as an exhibit.

Maturity Date. The maturity date of the Note is September 24, 2019

Security.  The Note is secured by all of the assets of the Company.  The Company and Auctus entered into a Security Agreement which provides for the security of the Note with the assets of the Company.  A UCC-1 Financing Statement will be filed in connection with the Security Agreement. A copy of the Security Agreement is attached as an exhibit.

Conversion of Note into Shares of Common Stock.  Auctus has the option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Auctus Note into shares of the Company's common stock at the Auctus Conversion Price.  The Auctus Conversion Price, subject to the adjustments described in the Auctus Note, shall equal the lesser of:

(i) 50% multiplied by the lowest Trading Price (as defined in the Auctus Note) (representing a discount rate of 50%) during the previous twenty-five (25) Trading Day period ending on the latest complete Trading Day (as defined in the Auctus Note) prior to the date of the Note, and

(ii) the Variable Conversion Price (as defined in the Auctus Note herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events).  The “Variable Conversion Price” shall mean 50% multiplied by the Market Price (as defined in the Auctus Note) (representing a discount rate of 50%)

The Note provides that the conversion price may be adjusted downward upon the occurrence of certain events or the failure of certain events to occur.

Events of Default.   The following are some, but not necessarily all, events of default under the Auctus Note that may result in the Auctus Note becoming immediately due and payable in an amount equal to the greater of (i) 150% of the outstanding balance of the Auctus Note (including principal, accrued and unpaid interest, default sums and any additional amounts due under the terms of the Auctus Note) plus default interest at a rate of 24% per annum or (ii) an amount equal to the highest number of shares of the Company's common stock into which the Auctus Note could have been converted as of the date of repayment multiplied by the highest closing price for the Company's common stock during the period between the date of the event of default and the date of repayment:

•

the Company fails to pay the principal or interest due on the Auctus Note, whether at maturity, upon acceleration or otherwise;

•

the Company fails to satisfy its obligations relating to the conversion of the Auctus Note into shares of the Company's common stock;

•

the Company fails to deliver the Transaction Expense Amount (as defined in the Auctus Securities Purchase Agreement) within 3 business days of the date such amount is due;

•

the Company breaches any material covenant or other material provision of the Auctus Note or any related transaction document (including the Auctus Securities Purchase Agreement), and the breach continues for a period of 10 days;

•

any representation or warranty of the Company made in the Auctus Note or in any related transaction document (including the Auctus Securities Purchase Agreement) is false or misleading in any material respect when made and such breach results in a material adverse effect on the rights of Auctus with respect to the Auctus Note;

•

the Company or any subsidiary of the Company makes an assignment for the benefit of creditors or applies for, or consents to, the appointment of a receiver or trustee;

•

any money judgment, writ or similar process is entered against the Company, any subsidiary of the Company, or any of its property or other assets for more than $50,000, and remains unvacated, unbonded or unstayed for a period of 20 days;

•

bankruptcy, insolvency, reorganization or liquidation proceedings or other similar proceedings, voluntary or involuntary, are instituted against the Company or any subsidiary of the Company;

•

the Company fails to maintain the listing or quotation of its common stock;

•

the Company fails to comply with the reporting requirements of the Exchange Act or the Company ceases to be subject to the reporting requirements of the Exchange Act;

"

the dissolution, liquidation, or winding up of the Company or any substantial portion of its business;

"

the Company ceases its operations or admits it is otherwise unable to pay its debts as they become due;

•

the Company fails to maintain material intellectual property rights, personal, real property or other assets which are necessary to conduct its business;

•

the Company restates any of the Company's financial statements for any period within the two years prior to the issue date of the Auctus Note and such restatement results in a material adverse effect on the rights of Auctus with respect to the Auctus Note;

•

the Company effectuates a reverse split of its common stock without providing twenty 20 days' prior notice to Auctus;

•

any cessation of trading of the Company's common stock on at least one principal trading market, and such cessation of trading continues for 5 consecutive trading days;

•

certain events relating to the Company replacing its transfer agent;

•

the Company breaches or defaults under any covenant or other term or other condition contained in any other financial instrument issued by the Company;

•

the Company loses the "bid" price on its common stock ($0.0001 on the "Ask" with zero market makers on the "Bid" per Level 2) and/or a market (including the OTC Pink, OTCQB or an equivalent replacement exchange);

•

OTC Markets changes the Company's designation to "No Information" (Stop Sign), "Caveat Emptor" (Skull and Crossbones), or "OTC," "Other OTC" or "Grey Market" (Exclamation Mark Sign);

•

the Company attempts to provide Auctus with material non-public information regarding the Company;

•

Auctus is unable to rely on Rule 144 under the Securities Act to resell the Company's common stock into which the Auctus Note may be converted at any time on or after the date that is 12 months after the issue date of the Auctus Note; and

•

The Company fails to (i) file a registration statement covering the  Auctus (or a successor holder’s (“Holder”) resale of all of the shares underlying the Auctus Note (the “Registration Statement”) within ninety (90) days following the Issue Date (as defined in the Auctus Note), (ii) cause the Registration Statement to become effective within one hundred ninety (190) days following the Issue Date, (iii) cause the Registration Statement to remain effective until the Note is satisfied in full, (iv) comply with the Registration Rights Agreement between the Company and Holder entered into in connection with the issuance of this Note, or (v) immediately amend the Registration Statement or file a new Registration Statement (and cause such Registration Statement to become immediately effective) if there are no longer sufficient shares registered under the initial Registration Statement for the Holder’s resale of all of the shares underlying the Note.

Prepayment. The Company has the right to prepay the Auctus Note at any time until the 364th calendar day after the issue date of the Auctus Note, in an amount equal to 135 to 180% of the outstanding balance of the Auctus Note (including principal and accrued and unpaid interest). The Company may not prepay the Auctus Note depending upon when such prepayment is made. The Company will be subject to a liquidated damages charge of 25% of the outstanding principal amount of the Auctus Note (with a minimum of $15,000) if it effects certain exchange transactions in accordance with, based upon or related or pursuant to Sections 3(a)(9) or 3(a)(10) of the Securities Act.

In addition, the Auctus Note grants Auctus the right to update the terms of the Auctus Securities Purchase Agreement and the Auctus Note to incorporate the terms of any future transaction document related to a security issuance by the Company to a third party that are more favorable to the third party than the terms of the Auctus Securities Purchase Agreement and the Auctus Note.

Registration of Shares underlying the Note. The Company is obligated to register shares issuable upon conversion of the Auctus Note under the Securities Act. The Company offered and sold the Auctus Note to Auctus in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Warrant.  As additional consideration for Auctus entering into the Auctus Securities Purchase Agreement, the Company has issued a Warrant to Auctus to purchase 42,857 shares of the Company’s common stock exercisable at $3.50 per share.  The Warrant exercise price is subject to reduction based upon anti-dilution and other provisions. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.  The Warrant is exercisable for a period of five years. The Warrant Shares are subject to certain registration rights

 Any amounts due and payable to Auctus under the terms of the Auctus Note, including any payment on an event of default, default interest, or agreed upon liquidated damages may, at the Auctus's option, be converted into shares of common stock of the Company at the Auctus Conversion Price.

The foregoing description of the Auctus Securities Purchase Agreement, the Auctus Note and related agreements is a summary and is qualified in its entirety by reference to the full Auctus Securities Purchase Agreement, the Auctus Note, and other documents which are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 24, 2018, the Company issued the $300,000 aggregate principal amount Auctus Note in a private placement pursuant to an exemption from the registration requirements of the Securities Act.

The information provided in Item 1.01 is incorporated herein by reference.

Item 3.02.   Unregistered Sales of Equity Securities.

On September 24, 2018, the Company issued the $300,000 aggregate principal amount Auctus Note in a private placement pursuant to an exemption from the registration requirements of the Securities Act. The Auctus Note is convertible into shares of the Company's common stock at the Conversion Price described above.

A copy of the Auctus Securities Purchase Agreement, the Auctus Note, the Auctus Warrant Agreement, the Auctus Registration Rights Agreement and the Security Agreement are attached to this Form 8-K as Exhibit 10.1, 10.2, 10.3, 10.4 and 10.5 respectively, and are incorporated by reference herein. The foregoing description of the Auctus Securities Purchase Agreement, the Auctus Note, the Auctus Warrant, the Auctus Registration Rights Agreement and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the Auctus Securities Purchase Agreement, the Auctus Note, the Auctus Warrant, the Auctus Registration Rights Agreement and the Security Agreement.

The information provided in Item 1.01 is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.

 Description

10.1

Securities Purchase Agreement dated September 24, 2018.

10.2

Senior Secured Convertible Promissory Note, dated September 24, 2018, issued in favor of Auctus Fund, LLC

10.3

Warrant Agreement

10.4

Registration Rights Agreement

10.5

Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  Dated: September 28, 2018

SEARS OIL AND GAS CORPORATION

 By: /s/ Mark A. Scharmann

Mark A. Scharmann, President